PEOPLE'S FIRST CHOICE LLC

Report and Financial Statements

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

TABLE OF CONTENTS

PORTER & HUNT, LLP
CERTIFIED PUBLIC ACCOUNTANTS

INDEPENDENT AUDITORS' REPORT

To the Member
Board of Directors
People's First Choice LLC
Santa Ana, California

We have audited the accompanying financial statements of People's First Choice LLC, which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of income, changes in member's equity, and cash flows for the years then ended and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of People's First Choice LLC as of December 31, 2020 and 2019 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

1201 Puerta Del Sol, Suite 327, San Clemente, CA 92673 Tel: (949) 916-7320 Fax: (949) 916-7322

Emphasis of Matters

As discussed in Note 8, the Company is engaged in the sale and distribution of marijuana in accordance with state and local law in California. This activity however remains illegal under current federal law which could subject the Company to legal action, including possible closure of its operations. Management has determined that it is not possible to predict any federal legal action but has determined that by operating in compliance with state and local law, the likelihood of enforcement of the federal law is not probable and thus, would not materially affect the financial statements. Accordingly, the accompanying financial statements do not include any adjustments under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 450, *Contingencies*. Our conclusion is not modified with respect to this matter.

Porter & Hunt, LLP

PORTER & HUNT, LLP

San Clemente, California
October 15, 2021

PEOPLE'S FIRST CHOICE LLC
BALANCE SHEETS
DECEMBER 31, 2020 AND 2019

ASSETS

	2020	2019
CURRENT ASSETS:		
Cash	$ 3,167,686	$ 1,452,256
Accounts receivable	-	9,000
Due from affiliates	6,263,045	2,153,388
Inventory	918,533	571,638
Prepaid expenses	26,324	60,979
Total current assets	10,375,588	4,247,261
PROPERTY AND EQUIPMENT:		
Machinery and equipment	120,232	78,822
Furniture and fixtures	68,142	29,465
Leasehold improvements	229,705	202,264
	418,079	310,551
Accumulated depreciation	(131,864)	(87,345)
Property and equipment, net	286,215	223,206
DEPOSITS AND OTHER ASSETS:		
Deferred tax asset	152,792	78,675
Deposits	65,000	55,000
Total other assets	217,792	133,675
Total assets	$ 10,879,595	$ 4,604,142

PEOPLE'S FIRST CHOICE LLC
BALANCE SHEETS
DECEMBER 31, 2020 AND 2019

LIABILITIES AND MEMBER'S EQUITY (DEFICIT)

	2020	2019
CURRENT LIABILITIES:		
Accounts payable	$ 715,607	$ 973,049
Accrued expenses	679,723	404,617
Income tax payable	4,890,591	2,690,032
Notes payable	25,000	-
Due to affiliates	27,545	645,221
Total current liabilities	6,338,466	4,712,919
LONG TERM LIABILITIES:		
Deferred rent payable	129,285	98,044
Member loan payable	4,996,364	4,996,364
Total long-term liabilities	5,125,649	5,094,408
Total liabilities	11,464,115	9,807,327
MEMBER'S EQUITY (DEFICIT):	(584,520)	(5,203,185)
Total liabilities and member's equity (deficit)	$ 10,879,595	$ 4,604,142

PEOPLE'S FIRST CHOICE LLC
STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
NET SALES	$ 28,699,204	$ 18,657,985
COST OF GOODS SOLD	17,310,481	11,098,889
Gross profit	11,388,723	7,559,096
OPERATING EXPENSES:		
Rent	566,075	446,372
Salaries and wages	513,853	627,354
General and administrative	3,358,294	3,183,500
Total operating expenses	4,438,222	4,257,226
Income from operations	6,950,501	3,301,870
OTHER INCOME (EXPENSE):		
Rental income	76,790	-
Other income	-	432,000
Interest expense	-	(26,239)
Total other income (expense)	76,790	405,761
Income before provision for income taxes	7,027,291	3,707,631
PROVISION FOR INCOME TAXES	2,408,626	1,360,635
Net income	$ 4,618,665	$ 2,346,996

See Independent Auditor's Report and Notes to Financial Statements

PEOPLE'S FIRST CHOICE LLC
STATEMENTS OF CHANGES IN MEMBER'S EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	Member's Contribution	Distributions	Accumulated Deficit	Total
Balance, January 1, 2019	$ 305,786	$ -	$ (7,855,967)	$ (7,550,181)
Redemption of member's interest	(298,286)	-	298,286	-
Net income	-	-	2,346,996	2,346,996
Balance, December 31, 2019	7,500	-	(5,210,685)	(5,203,185)
Net income	-	-	4,618,665	4,618,665
Balance, December 31, 2020	$ 7,500	$ -	$ (592,020)	$ (584,520)

PEOPLE'S FIRST CHOICE LLC
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

		2020		2019
CASH FLOWS FROM OPERATING ACTIVITIES:				
Net income	$	4,618,665	$	2,346,996
Adjustments to reconcile net income to cash provided by operating activities:				
Depreciation and amortization		44,131		49,094
Deferred tax asset		(74,117)		(49,815)
Changes in operating assets and liabilities:				
(Increase) decrease in accounts receivable		9,000		(9,000)
(Increase) in inventory		(346,895)		(115,212)
Decrease in prepaid expenses		34,655		29,443
(Increase) decrease in deposits and other assets		(10,000)		45,000
Increase (decrease) in accounts payable		(257,442)		613,779
Increase in accrued expenses		2,475,665		1,441,002
(Increase) decrease in deferred rent payable		31,241		(32,250)
Net cash provided by operating activities		6,524,903		4,319,037
CASH FLOWS FROM INVESTING ACTIVITIES:				
Advances to affiliates		(4,109,657)		(1,520,843)
Purchase of property and equipment		(107,140)		(126,155)
Net cash used in investing activities		(4,216,797)		(1,646,998)
CASH FLOW FROM FINANCING ACTIVITIES:				
Advances from affiliates		(617,676)		213,221
Issuance of note payable		275,000		-
Principal payments on note payable		(250,000)		-
Principal payments on member loan		-		(2,301,542)
Net cash used in financing activities		(592,676)		(2,088,321)
NET INCREASE IN CASH		1,715,430		583,718
Cash, beginning of year		1,452,256		868,538
Cash, end of year	$	3,167,686	$	1,452,256

See Independent Auditor's Report and Notes to Financial Statements

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of People's First Choice LLC (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for the integrity and objectivity of the financial statements. These accounting policies conform to accounting principles generally accepted in the United States and have been consistently applied in the preparation of the financial statements.

Nature of Organization and Operations

People's First Choice was incorporated on June 28, 2013 in the state of California as a nonprofit mutual benefit corporation. Effective January 1, 2018, the Company changed its name to Peoples' First Choice LLC and converted its status from a nonprofit corporation into a for profit limited liability company. The Company operates as a retail store to provide and dispense marijuana for recreational and medical purposes pursuant to the Medicinal and Adult-Use Cannabis Regulation and Safety Act (MAUCRSA). The Company is licensed by, and located in, the City of Santa Ana. The City of Santa Ana granted the Company's license through a lottery process on February 5, 2015 and issued the license and regulatory permit on February 4, 2016. The Company began its operations on April 4, 2016. The Company is currently operating under a provisional retailer license issued by the Department of Cannabis Control effective through June 13, 2022.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents as of December 31, 2020 and 2019.

Accounts Receivable

Accounts receivable are carried at original invoice amount, less an estimate made for doubtful receivables that is based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Accounts receivable are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. No interest is charged on past due accounts. Management did not provide for an allowance for the years ended December 31, 2020 and 2019, respectively.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (Continued)

Inventory

Inventory is stated at the lower of cost or market or net realizable value using the last-in last-out method. To determine if inventory should be marked down, management considers the current and anticipated demand, customer preferences, the regulatory environment, and the age and condition of the product. The Company estimates its reserve for obsolescence based on historical trends and specific identification. If determined to be marked down or obsolete, management records the write-down on the date of the determination, but not less than each reporting period. Actual inventory losses may differ from management's estimates and such differences could be material to the Company's statements of financial position, statements of income and statements of cash flows.

Property and Equipment

Property and equipment are stated at cost. Expenses for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the are capitalized. Depreciation is calculated using the straight-line method over the following estimated useful lives:

Machinery and equipment	5-7 yrs.
Furniture and fixtures	5-7 yrs.
Leasehold improvements	10-15 yrs.

Fair Value of Financial Instruments

The Company's financial instruments are cash, accounts receivable, due to/from affiliates, accounts payable, accrued expenses, and loans payable. The recorded values of cash, due to/from affiliates, accounts payable, and accrued expenses approximate their fair values based on their short-term nature. The recorded values of loans payable approximate its fair value, as interest approximates market rates.

Revenue Recognition

The Company derives its revenues from the sale marijuana related products. Revenue is recognized at a point in time when the products are transferred to the customer, the customer obtains control of the product or risk of loss passes to the customer, no significant obligations remain and returns can be reasonably estimated. The Company does not have any significant financing components as payments are received at the point of sale. Any cost incurred to obtain a contract is expensed as incurred.

The nature of the Company's business gives rise to variable consideration, including rebates, allowances, and returns that generally decrease the transaction price which reduces revenue. These variable amounts are generally credited to the customer, based on product returns or price concessions.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (Continued)

Revenue Recognition – (Continued)

The Company disaggregates its revenues by major product lines. The following table presents the Company's revenue disaggregated by major product lines based on point in time revenue recognition:

	2020	2019
Edibles	$ 5,903,507	$ 3,073,321
Flower, pre-rolls and seeds	12,124,743	6,644,469
Tinctures and topicals	1,887,256	2,138,468
Vape pens	8,121,114	6,184,530
Other	662,584	617,197
	$ 28,699,204	$ 18,657,985

Cost of Goods Sold

Cost of goods sold includes the purchase cost of inventory sold to its customers (net of vendor allowances) and allocable indirect costs, such as non-income taxes paid to the city and state agencies regulating the Company's sales. Excise taxes amounted to $3,337,806 and $2,040,082 for the years ended December 31, 2020 and 2019, respectively.

Rent

The Company recognizes minimum rent expense, net of landlord reimbursements, if any, on a straight-line basis over the minimum lease term. For leases that contain predetermined, fixed escalations of the minimum rent, the Company recognizes the rent expense on a straight-line basis and records the difference between the rent expense and the rent payable as a deferred credit. As of December 31, 2020 and 2019, the Company had deferred rent payable in the aggregate amount of $129,285 and $98,044.

Advertising

Advertising and promotion costs for internet, display ads, magazines, store events and other media are expensed as incurred. Total advertising expenses, net of vendor allowances, for the years ended December 31, 2020 and 2019 were $45,450 and $195,059 and are included in operating expenses.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (Continued)

Income Taxes

The Company was organized as a limited liability company and elected to be classified as a regular corporation for income tax purposes. Therefore, the Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recorded based on differences between the financial reporting and tax basis of assets and liabilities and for operating loss and tax credit carryforwards. The deferred tax assets and liabilities are calculated using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. The Company evaluates the likelihood of realizing the benefit of its deferred tax assets and records a valuation allowance if, based on all available evidence, it is determined that some portion of the tax benefit will not be realized. The Company also evaluates the likelihood of realizing the benefit for income tax positions it has taken in various federal and state filings by considering all relevant facts, circumstances, and information available. If the Company believes it is more likely than not that its position will be sustained, the Company recognizes a benefit at the largest amount that it believes is cumulatively greater than 50% likely to be realized. Interest and penalties related to income tax matters are classified as a component of income tax expense.

Income taxes require significant judgment by the Company's management regarding applicable statutes, including the disallowance of ordinary business expenses and deductions under Internal Revenue Code Sec 280E (IRC §280E), and their related interpretation, the status of various income tax audits and the Company's particular facts and circumstances. Also, as audits are completed, if any, or statutes of limitations lapse, it may be necessary to record adjustments to the Company's taxes payable, deferred taxes, tax reserves or income tax expense. The Company is not currently under audit for its previously filed tax returns as of the date of the financial statements.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-09, "Revenue from Contracts with Customers (Topic 606)". The ASU and all subsequently issued clarifying ASUs replaced most existing revenue recognition guidance in U.S. GAAP. The ASU also required expanded disclosures relating to the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The Company adopted the new standard effective January 1, 2019, the first day of the Company's fiscal year using the modified retrospective method.

As part of the adoption of the ASU, the Company elected to use the following transition practical expedients: (i) to reflect the aggregate of all contract modifications that occurred prior to the date of initial application when identifying satisfied and unsatisfied performance obligations, determining transaction price, and allocating transaction price; and (ii) to apply the standard only to contract that are not completed at the initial date of application.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (Continued)

Recent Accounting Pronouncements – (Continued)

All of the Company's revenue is recognized at a point in time based on the transfer of control. The adoption of this ASU did not have a significant impact on the Company's financial statements. The majority of the Company's revenue arrangements generally consist of a single performance obligation to transfer promised goods or services. Based on the Company's evaluation process and review of its contracts with customers, the timing and amount of revenue recognized previously is consistent with how revenue is recognized under the new standard. No changes were required to previously reported revenues as a result of the adoption.

2. RELATED PARTY TRANSACTIONS

Due from Affiliates

The Company advanced $6,263,045 and $2,153,388 as of December 31 2020 and 2019 to affiliated entities for capital to open retail and distribution centers. These affiliated companies are 100% owned by the managing member and the advances are as follows:

	2020	2019
	Amount	Amount
People's Riverside, LLC	$ 409,745	$ 265,505
People's Properties, LLC	816,390	591,840
People's Refinery – Hero Oak, LLC	152,147	95,582
People's Los Angeles, LLC	646,526	197,287
People's Marketing Group, LLC	274,625	273,934
New Patriot Holding, LLC	1,590,207	-
PF-People's Grand TC, LLC	592,418	392,317
Lean Green Industries-Ins, LLC	101,614	101,310
People's California, LLC	150,573	-
Standard Hemp, LLC	119,079	116,331
People's Direct, Inc.	1,302,294	2,293
Other	107,427	116,989
	$ 6,263,045	$ 2,153,388

There are no specific repayment terms and repayment is expected as cash becomes available and as stores and distribution centers open.

2. RELATED PARTY TRANSACTIONS – (Continued)

Due to Affiliates

The Company utilizes New Patriot Holdings, Inc., an affiliated entity, in which the Company's managing member has 100% ownership interest, to provide payroll related services, including the payment of all required payroll taxes, for the Company's employees. As such, the Company transfers cash for each payroll period to the affiliated entity for its payroll tax payments and typically maintains a balance within the affiliated entity's business bank account. At December 31, 2020 and 2019, the Company had cash due to this affiliate in the amount of $-0- and $272,725, respectively.

The Company rented its office and store equipment from an American Asset Management Group, LLC an affiliated entity in which the Company's managing member has 100% ownership interest. The lease was on a month-to-month basis in the amount of $20,000 per month and renewed annually on December 31st each year. For the year ended December 31, 2019, the owner of the Company opted to forgive this amount due and as a result, a liability of $432,000 was written off and included in other income.

In addition, the Company utilizes People's Marketing Group for advertising which is also 100% owned by the managing member. The Company accrued $351,563 during the year ended December 31, 2019.

PF-People's Grand TC, LLC paid $76,790 for rent of a portion of the Company's facility for the year ended December 31, 2020.

The existence of this common control could result in operating results or financial position of the Company significantly different from those that would have been obtained if the entities were autonomous.

3. CONCENTRATIONS OF CREDIT RISK AND MAJOR SUPPLIERS

A significant portion of the Company's cash balance was maintained in a financial institution insured by the Federal Deposit Insurance Corporation (FDIC). At December 31, 2020 and 2019, the Company's uninsured balance was approximately $2,450,000 and $650,000. The Company has not experienced any losses on the account. The Company also had $565,493 and $700,207 of cash on hand and $122,940 and $73,480 in ATM machines as of December 31, 2020 and 2019 respectively. These amounts are not insured.

The Company is dependent on cultivation growers and distributors for all of its supply of marijuana products for its customers. For the years ended December 31, 2020 and 2019, products purchased from the Company's largest suppliers accounted for approximately 20% and 25% of product purchases. The Company is dependent on the ability of its suppliers to provide products on a timely basis and on favorable pricing terms. The loss of certain principal suppliers or a significant reduction in product availability from principal suppliers could have a material adverse effect on the Company. The Company believes that its relationships with its suppliers are satisfactory, and that the suppliers are in compliance with applicable state laws to distribute its marijuana products.

4. LEASES

The Company leases the land and building of its office and store facilities under a seven (7) year, non-cancellable lease that is guaranteed by the Company's managing member. The leases are classified as operating leases and expire in March 2025. The Company's facility lease includes an option to extend the lease term beyond the initial commitment period, subject to terms agreed to at the lease inception. The Company's facility lease also provides for payment of operating expenses, such as common area charges, real estate taxes, and other executory costs which are included in rent expense.

Future minimum lease payments as of December 31, 2020 are as follows:

Year Ended December 31,	Amount
2021	$ 471,835
2022	495,427
2023	520,199
2024	546,209
2025	138,197
	$ 2,171,867

Rent expense for the years ending December 31, 2020 and 2019 was $566,075 and $446,372, respectively.

On March 31, 2020, the Company began subleasing 2,585 square feet of its facility to a related party for $8,532 per month. The lease expiration date coincides with the facility lease which is March 2025. Sublease rental income amounted to $76,790 for year ended December 31, 2020. Minimum future rental receipts under the non-cancelable operating lease at December 31, 2020 are as follows:

Year Ended December 31,	Amount
2021	$ 102,386
2022	102,386
2023	102,386
2024	102,386
2025	25,596
	$ 435,140

5. NOTE PAYABLE

The Company has an unsecured non-interest bearing note payable to BRP Ventures, LLC in the amount of $250,000. Principal payments are $50,000 per month. At December 31, 2020, the outstanding balance was $25,000. The note matures on October 1, 2021.

6. MEMBER LOAN PAYABLE

Throughout the year and since incorporation, the Company has received cash loans from its managing member for working capital purposes, including but not limited to, initial organizational costs, lease acquisition costs and related rental expenses prior to store opening, license application and regulatory fees, legal and professional fees, and other general and administrative expenses. At December 31, 2020 and 2019, the total amount due to the member was $4,996,364. Interest is at a rate of 10% per annum and will start to accrue on April 1, 2021. The note matures on June 30, 2022.

7. MEMBER'S EQUITY

During 2019, the Company's managing member received the remaining 10% interest in the Company from an unrelated third-party under the terms of a Binding Agreement. The Company repaid the third party's initial investment of approximately $1,000,000. As a result, the Company received a full and general release of any membership interest claims by the third party.

On January 1, 2020, the Company's managing member and 100% owner transferred his entire interest to People's California, LLC, an affiliated entity through common ownership with the managing member.

8. COMMITMENTS AND CONTINGENCIES

The Company is required to operate and maintain its license as an adult-use recreational and medicinal cannabis retailer in accordance with the applicable state of California law and the City of Santa Ana ordinance and municipal code. As such, the Company is subject to compliance audits and examination by the state and/or the City of Santa Ana. If the Company is not in compliance with these requirements, the Company would experience a material adverse effect on its financial condition, results of operations, and cash flows.

Marijuana is currently a Controlled Substances Act Schedule I drug as defined by federal law and is therefore, considered an illegal activity under federal statute. Civil and criminal punishment can be assessed against the Company and anyone who sells, holds, grows or imports controlled substances. Schedule I of the Controlled Substances Act lists drugs, including marijuana, that the federal government has determined to have; 1) a high potential for abuse, 2) no currently accepted medical use in the United States, and 3) lack of safety for use even under medical supervision.

Although the United States Department of Justice has been encouraged not to prosecute marijuana distributors who comply with state and local laws, the federal law is still effective and the Drug Enforcement Agency can investigate, and even raid, marijuana business that are legal under state and local statutes and regulations. If this were to occur, the Company would experience a material adverse effect on its financial condition, results of operations, and cash flows.

8. COMMITMENTS AND CONTINGENCIES – (Continued)

COVID-19 – As a result of the spread of the COVID-19 coronavirus, economic uncertainties have arisen which may negatively impact operating results. The outbreak of the virus in the United States has caused disrupted supply chains and affected production and revenue across a range of industries. While the disruption is currently expected to be temporary, there is considerable uncertainty around the duration of the negative impact. The related financial impact and duration cannot be reasonably estimated at this time.

The Company is also subject to various claims and contingencies related to lawsuits, taxes, insurance, regulatory and other matters arising out of the normal course of business. Actions filed against the Company from time to time include commercial, tort, intellectual property, customer, employment, data privacy, securities and other claims. The Company believes that the ultimate liability arising from such claims and contingencies, if any, is not likely to have a material adverse effect on the Company's financial condition, results of operations or cash flows.

9. PROVISION FOR INCOME TAXES

The provision for income taxes for the years ended December 31, 2020 and 2019 consisted of the following:

	2020	2019
Current expense		
Federal	$ 1,864,488	$ 1,121,463
State	618,255	288,988
Total current income taxes	2,482,743	1,410,451
Federal	(70,980)	(60,320)
State	(3,137)	10,504
Total provision for income taxes	$ 2,408,626	$ 1,360,635

The statutory federal and state income tax rates for the years ended December 31, 2020 and 2019 were 21% and 8.84%, respectively. The effective tax rates differ from the statutory rates applied to income before income taxes due to the following:

	2020	2019
Federal statutory rate times financial statement income	$ 1,460,551	$ 687,882
Effect of:		
State income taxes, net of federal benefit	485,710	228,757
Non deductible expenses	401,980	436,225
Other adjustments	60,385	7,771
Total	$ 2,408,626	$ 1,360,635

9. PROVISION FOR INCOME TAXES – (Continued)

The Company files income tax returns in the United States and California jurisdictions. The Company is still subject to federal, state and local income tax examinations for the 2017 – 2019 tax years.

10. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the year for:

	2020	2019
Interest	$ -	$ 26,239
Taxes	$ 268,081	$ -

The Company had non-cash financing activities related to the forgiveness of equipment lease rentals that was advanced from an affiliate in the amount of $432,000 during the year ended December 31, 2019. In addition, the Company also had a non cash financing transaction for the forgiveness of a member receivable in the amount of $200,000 during the year ended December 31, 2019.

11. SUBSEQUENT EVENTS

Subsequent events were evaluated through October 15, 2021, which is the date the financial statements were available to be issued.

On August 15, 2021, The Company entered into a Membership Interest Purchase Agreement (the "Purchase Agreement") with Unrivaled Brands, Inc. Under the terms and subject to the satisfaction of the conditions described in the Purchase Agreement, Unrivaled Brands, Inc. will acquire 100% of the outstanding equity of the Company in two separate closings (the "Acquisition"), with 80% of the equity of the Company transferred at the first closing and the remaining 20% of the equity transferred at the second closing.

At the first closing of the Acquisition (the "Closing"), the Company will receive: (a) a cash payment of $24,000,000 less certain outstanding indebtedness and transaction expenses related to the Acquisition; (b) a secured note in an aggregate principal amount of $36,000,000 less certain indebtedness, (the "Note"); and (c) 40,000,000 shares of Unrivaled Brands, Inc. common stock valued at $0.40 per share, subject to terms and conditions of a stockholder's agreement by and between the Company and Unrivaled Brands, Inc. (the "Stockholder's Agreement"), which includes a one-year lockup of the shares. The Closing is currently intended to be October 31, 2021. The Purchase Agreement is subject to customary representations, warranties, and covenants made by the Company and Unrivaled Brands, Inc., including covenants relating to obtaining the requisite regulatory approvals, indemnification of directors and officers, and the Company's conduct of its business between the date of signing of the Purchase Agreement and the Closing. As of the date of these financial statements, the Company has received $17,000,000 towards the Closing.

The Company cannot ensure that the Acquisition or these transactions will be consummated, whether on the terms currently contemplated or at all.